Exhibit 99.1

Kellogg Company News
For release:	August 1, 2013
Analyst Contact:	Simon Burton, CFA (269) 961-6636
Media Contact:	Kris Charles (269) 961-3799

KELLOGG COMPANY REPORTS SECOND-QUARTER RESULTS AND REAFFIRMS

FULL-YEAR EARNINGS GUIDANCE ON A CURRENCY-NEUTRAL BASIS

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced second quarter 2013 reported net sales of $3.7 billion, an increase of 6.9 percent from the second quarter of 2012. Internal net sales*, which exclude the effects of foreign currency translation, acquisitions, dispositions, and integration costs, decreased by 0.5 percent over the same period. Quarterly operating profit was $570 million, a reported increase of 9.6 percent; underlying internal operating profit* increased by 3.4 percent. The growth in operating profit was achieved despite the continued effect of higher net inflation. Underlying internal results exclude the effects of foreign currency translation, acquisitions, dispositions, mark-to-market accounting, and integration costs.

Reported second quarter 2013 earnings were $352 million, or $0.96 per diluted share, an increase of seven percent from the earnings of $0.90 per diluted share reported in the second quarter of 2012. Comparable earnings*, which exclude the impact of mark-to-market accounting and the integration costs associated with the acquisition of Pringles, were $1.00 per share; this result represents 5.3 percent growth from comparable earnings of $0.95 last year. This quarter’s reported earnings included $0.03 per share of integration costs associated with last year’s acquisition and $0.01 per share of commodity-related mark-to-market impact.

*	Internal sales growth, underlying internal operating profit growth, comparable earnings, internal operating profit growth and cash flow are all non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

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“We are reaffirming our full-year earnings guidance on a currency-neutral basis,” said John Bryant, Kellogg Company’s president and chief executive officer. “While sales growth has been slower than we anticipated in developed markets, particularly the U.S., the work we have been doing on our cost base has enabled us to offset the impact. In addition, we have now owned Pringles for more than a year. The integration has gone very well, and we remain excited regarding the opportunities we see for future growth.”

North America

Kellogg North America’s reported net sales increased by 3.3 percent to $2.4 billion in the second quarter; internal net sales decreased by 1.6 percent. The U.S. Morning Foods segment posted a decline in reported and internal net sales of 3.3 percent. Reported net sales increased by eight percent in the U.S. Snacks business; internal net sales declined by 3.2 percent. The U.S. Specialty segment posted reported net sales growth of 8.1 percent and internal net sales growth of 1.9 percent. The North America Other segment reported net sales growth of five percent and internal net sales growth of 3.9 percent as the result of strong growth in the Frozen Food business. Second quarter North American reported operating profit increased by six percent; internal operating profit* increased by 3.2 percent.

International

The Latin American business posted reported net sales growth of 11.3 percent and internal net sales growth of five percent in the quarter. European reported net sales increased by 17.9 percent; internal net sales decreased by 0.3 percent due to the difficult operating environment in the region. Reported net sales increased by 10 percent in the Asia Pacific segment; internal net sales increased by 4.1 percent, as the result of growth in Australia and strong double-digit growth in both South East Asia and India.

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Interest and Tax

Interest expense was $61 million in the second quarter. The effective tax rate was 29.8 percent.

Cash flow

Cash flow*, defined as cash from operating activities less capital expenditure, was $467 million for the first half of 2013, a decrease of $58 million compared to results from the first half of 2012; the year-over-year decline was the result of increased capital expenditure and last year’s one-time benefit to working capital from the acquisition of Pringles.

Kellogg Reaffirms 2013 Earnings Per Share Guidance On a Currency-Neutral Basis

The company reaffirmed its guidance for full-year earnings per share of $3.84 to $3.93 per share on a currency-neutral basis, excluding integration costs and the impact of mark-to-market accounting. Previous guidance of $3.82 to $3.91 included $0.02 of negative impact from currency translation. Reported earnings per share are now expected to include a negative impact from currency translation of $0.09 per share, a $0.07 increase from previous guidance. Reported sales growth is now expected to be approximately five percent; this change is due to the slower-than-expected growth in developed markets, particularly the U.S., and the negative impact of currency translation. The company continues to expect that full-year cash flow will be between $1.1 and 1.2 billion.

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Conference Call / Webcast

Kellogg will host a conference call to discuss these results on August 1, 2013 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (877) 270-2148 in the U.S., and (412) 902-6510 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

About Kellogg Company

At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2012 sales of $14.2 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Frosted Flakes®, Pop-Tarts®, Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures

Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the integration of the Pringles® business, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and

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expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to realize the anticipated benefits and synergies from the Pringles acquisition in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net sales	$3,714	$3,474	$7,575	$6,914

Cost of goods sold	2,237	2,035	4,705	4,122
Selling, general and administrative expense	907	920	1,797	1,746

Operating profit	570	519	1,073	1,046

Interest expense	61	89	121	122
Other income (expense), net	(5)	7	(12)	20

Income before income taxes	504	437	940	944
Income taxes	150	113	274	269
Earnings (loss) from joint ventures	(2)	—	(3)	—

Net income	$352	$324	$663	$675

Net income (loss) attributable to noncontrolling interests	—	—	—	—

Net income attributable to Kellogg Company	$352	$324	$663	$675

Per share amounts:
Basic	$.96	$.91	$1.82	$1.89
Diluted	$.96	$.90	$1.81	$1.88

Dividends per share	$.4400	$.4300	$.8800	$.8600

Average shares outstanding:
Basic	364	357	364	357

Diluted	367	359	366	359

Actual shares outstanding at period end			362	358

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)
	Quarter ended		Year-to-date period ended
(Results are unaudited)	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net sales
U.S. Morning Foods	$863	$892	$1,774	$1,789
U.S. Snacks	917	850	1,818	1,636
U.S. Specialty	272	252	651	600
North America Other	388	369	791	737
Europe	723	613	1,415	1,151
Latin America	304	274	612	544
Asia Pacific	247	224	514	457

Consolidated	$3,714	$3,474	$7,575	$6,914

Operating profit
U.S. Morning Foods	$180	$178	$343	$331
U.S. Snacks	130	121	236	244
U.S. Specialty	62	56	140	127
North America Other	78	70	153	140
Europe	75	64	146	134
Latin America	42	48	90	99
Asia Pacific	17	17	38	50

Total Reportable Segments	584	554	1,146	1,125
Corporate	(14)	(35)	(73)	(79)

Consolidated	$570	$519	$1,073	$1,046

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year-to-date period ended
(unaudited)	June 29, 2013	June 30, 2012
Operating activities
Net income	$663	$675
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	226	194
Postretirement benefit plan expense (benefit)	(8)	(10)
Deferred income taxes	9	(32)
Other	60	(20)
Postretirement benefit plan contributions	(36)	(32)
Changes in operating assets and liabilities, net of acquisitions	(209)	(95)

Net cash provided by (used in) operating activities	705	680

Investing activities
Additions to properties	(238)	(155)
Acquisitions, net of cash acquired	—	(2,674)
Other	(1)	6

Net cash provided by (used in) investing activities	(239)	(2,823)

Financing activities
Net issuances of notes payable	71	500
Issuances of long-term debt	645	1,727
Reductions of long-term debt	(760)	—
Net issuances of common stock	408	65
Common stock repurchases	(544)	(63)
Cash dividends	(320)	(306)
Other	20	(3)

Net cash provided by (used in) financing activities	(480)	1,920

Effect of exchange rate changes on cash and cash equivalents	(5)	(7)

Decrease in cash and cash equivalents	(19)	(230)
Cash and cash equivalents at beginning of period	281	460

Cash and cash equivalents at end of period	$262	$230

Supplemental financial data:
Net cash provided by (used in) operating activities	$705	$680
Additions to properties	(238)	(155)

Cash Flow (operating cash flow less property additions) (a)	$467	$525

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	June 29, 2013	December 29, 2012
	(unaudited)	*
Current assets
Cash and cash equivalents	$262	$281
Accounts receivable, net	1,512	1,454
Inventories:
Raw materials and supplies	305	300
Finished goods and materials in process	969	1,065
Deferred income taxes	161	152
Other prepaid assets	198	128

Total current assets	3,407	3,380
Property, net of accumulated depreciation of $5,246 and $5,209	3,719	3,782
Goodwill	5,019	5,038
Other intangibles, net of accumulated amortization of $56 and $53	2,347	2,359
Pension	171	145
Other assets	413	465

Total assets	$15,076	$15,169

Current liabilities
Current maturities of long-term debt	$293	$755
Notes payable	1,136	1,065
Accounts payable	1,364	1,402
Accrued advertising and promotion	482	517
Accrued income taxes	31	46
Accrued salaries and wages	219	266
Other current liabilities	444	472

Total current liabilities	3,969	4,523
Long-term debt	6,337	6,082
Deferred income taxes	569	523
Pension liability	869	886
Nonpension postretirement benefits	273	281
Other liabilities	440	409

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	568	573
Retained earnings	5,939	5,615
Treasury stock, at cost	(3,031)	(2,943)
Accumulated other comprehensive income (loss)	(1,023)	(946)

Total Kellogg Company equity	2,558	2,404
Noncontrolling interests	61	61

Total equity	2,619	2,465

Total liabilities and equity	$15,076	$15,169

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit

Growth to Underlying Internal Operating Profit Growth

	Quarter ended June 29, 2013	Year-to-date period ended June 29, 2013
Reported Operating Profit Growth(d)	9.6%	2.5%
Acquisitions/Dispositions	5.7%	6.6%
Integration costs	3.3%	-0.4%
Foreign currency	-1.5%	-1.4%

Internal Operating Profit Growth(a)	2.1%	-2.3%
Mark-to-market(b) (d)	-1.3%	-1.0%

Underlying Internal Operating Profit Growth(c)	3.4%	-1.3%

(a)	Internal operating profit growth excludes the impact of foreign currency, and, if applicable, acquisitions, dispositions, and transaction and integration costs associated with the acquisition of Pringles. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.
(b)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2012, asset returns exceeded expectations by $211 million but discount rates fell almost 100 basis points for pension plans resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2012. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the first quarter of 2013. During the second quarter of 2013 there were no pension mark-to-market adjustments recorded to earnings. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(c)	Underlying internal operating profit growth excludes the impact of foreign currency translation, pension and commodity mark-to-market adjustments, and, if applicable, acquisitions, dispositions, and transaction and integration costs associated with the acquisition of Pringles. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.
(d)	Underlying reported operating profit growth is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

	Quarter ended June 29, 2013	Year-to-date period ended June 29, 2013
Reported Operating Profit Growth	9.6%	2.5%
Mark-to-market	-1.3%	-1.0%

Underlying Reported Operating Profit Growth	10.9%	3.5%

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Second quarter of 2013 versus 2012
(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North Amer. Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 net sales	$863	$917	$272	$388	$2,440	$723	$304	$247	$—	$3,714

2012 net sales	$892	$850	$252	$369	$2,363	$613	$274	$224	$—	$3,474

% change - 2013 vs. 2012:
Volume (tonnage) (a)					-1.9%	-2.8%	-2.8%	8.6%	—	-1.6%
Pricing/mix					.3%	2.5%	7.8%	-4.5%	—	1.1%

Subtotal - internal business (b)	-3.3%	-3.2%	1.9%	3.9%	-1.6%	-.3%	5.0%	4.1%	—	-.5%
Acquisitions (c)	—%	11.2%	6.2%	2.2%	5.0%	18.4%	6.5%	13.8%	—	8.0%
Dispositions (d)	—%	—%	—%	—%	—%	—%	—%	-1.2%	—	—%
Integration impact (e)	—%	—%	—%	—%	—%	—%	—%	-.6%	—	-.1%
Foreign currency impact	—%	—%	—%	-1.1%	-.1%	-.2%	-.2%	-6.1%	—	-.5%

Total change	-3.3%	8.0%	8.1%	5.0%	3.3%	17.9%	11.3%	10.0%	—	6.9%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North Amer. Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 operating profit	$180	$130	$62	$78	$450	$75	$42	$17	$(14)	$ 570

2012 operating profit	$178	$121	$56	$70	$425	$64	$48	$17	$(35)	$ 519

% change - 2013 vs. 2012:
Internal business (b)	1.9%	—%	2.3%	12.5%	3.2%	1.8%	-8.3%	11.3%	-10.1%	2.1%
Acquisitions (c)	—%	11.9%	8.0%	.2%	4.5%	11.2%	7.6%	6.3%	-11.5%	5.6%
Dispositions (d)	—%	—%	—%	—%	—%	—%	—%	3.4%	—%	.1%
Integration impact (e)	—%	-5.0%	—%	-.1%	-1.5%	6.9%	-.2%	-10.3%	77.4%	3.3%
Foreign currency impact	—%	—%	—%	-1.2%	-.2%	-1.4%	-9.1%	-9.0%	-2.6%	-1.5%

Total change	1.9%	6.9%	10.3%	11.4%	6.0%	18.5%	-10.0%	1.7%	53.2%	9.6%

(a)	The Company measures the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(b)	Internal net sales and operating profit growth for 2013 exclude the impact of acquisitions, divestitures, integration costs and impact of currency. Internal net sales and operating profit growth are non-GAAP financial measures which are reconciled to the directly comparable measures in accordance with U.S. GAAP within these tables.
(c)	Impact of results for the quarters ended June 29, 2013 and June 30, 2012 from the acquisition of Pringles.
(d)	Impact of results for the quarter ended June 29, 2013 from the divestiture of the China cereal business.
(e)	Includes impact of integration costs associated with the Pringles acquisition.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year-to-date 2013 versus 2012
(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North Amer. Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 net sales	$1,774	$1,818	$651	$791	$5,034	$1,415	$612	$514	$—	$7,575

2012 net sales	$1,789	$1,636	$600	$737	$4,762	$1,151	$544	$457	$—	$6,914

% change - 2013 vs. 2012:
Volume (tonnage) (a)					-.3%	-.7%	-1.3%	6.8%	—	-.1%
Pricing/mix					.4%	1.8%	7.5%	-4.6%	—	.9%

Subtotal - internal business (b)	-.8%	-2.5%	2.8%	5.7%	.1%	1.1%	6.2%	2.2%	—	.8%
Acquisitions (c)	—%	13.6%	5.7%	2.7%	5.8%	22.6%	7.6%	17.4%	—	9.5%
Dispositions (d)	—%	—%	—%	—%	—%	—%	—%	-1.4%	—	-.1%
Integration impact (e)	—%	—%	—%	-.1%	—%	—%	—%	-.5%	—	—%
Foreign currency impact	—%	—%	—%	-.9%	-.2%	-.8%	-1.3%	-5.3%	—	-.6%

Total change	-.8%	11.1%	8.5%	7.4%	5.7%	22.9%	12.5%	12.4%	—	9.6%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North Amer. Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 operating profit	$343	$236	$140	$153	$872	$146	$90	$38	$(73)	$1,073

2012 operating profit	$331	$244	$127	$140	$842	$134	$99	$50	$(79)	$1,046

% change - 2013 vs. 2012:
Internal business (b)	3.8%	-12.8%	4.6%	8.5%	-.1%	.9%	-6.9%	-15.5%	-17.9%	-2.3%
Acquisitions (c)	—%	13.6%	6.1%	2.1%	5.2%	12.7%	6.9%	12.2%	-4.7%	6.7%
Dispositions (d)	—%	—%	—%	—%	—%	—%	—%	-1.4%	—%	-.1%
Integration impact (e)	—%	-4.0%	—%	-.7%	-1.3%	-2.6%	-.3%	-13.3%	28.6%	-.4%
Foreign currency impact	-.1%	—%	—%	-1.0%	-.2%	-1.6%	-8.3%	-5.5%	-1.2%	-1.4%

Total change	3.7%	-3.2%	10.7%	8.9%	3.6%	9.4%	-8.6%	-23.5%	4.8%	2.5%

(a)	The Company measures the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(b)	Internal net sales and operating profit growth for 2013 exclude the impact of acquisitions, divestitures, integration costs and impact of currency. Internal net sales and operating profit growth are non-GAAP financial measures which are reconciled to the directly comparable measures in accordance with U.S. GAAP within these tables.
(c)	Impact of results for the year-to-date periods ended June 29, 2013 and June 30, 2012 from the acquisition of Pringles.
(d)	Impact of results for the year-to-date period ended June 29, 2013 from the divestiture of the China cereal and snacks businesses.
(e)	Includes impact of integration costs associated with the Pringles acquisition.

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Kellogg Company and Subsidiaries

Up-Front Costs*

$ millions

	Quarter ended June 29, 2013			Year-to-date period ended June 29, 2013
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Morning Foods	$1	$1	$2	$2	$3	$5
U.S. Snacks	1	2	3	2	4	6
U.S. Specialty	1	—	1	1	1	2
North America Other	—	1	1	—	1	1
Europe	—	—	—	—	—	—
Latin America	—	—	—	—	—	—
Asia Pacific	—	—	—	6	—	6
Corporate	—	—	—	—	—	—

Total	$3	$4	$7	$11	$9	$20

	Quarter ended June 30, 2012			Year-to-date period ended June 30, 2012
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2012
U.S. Morning Foods	$2	$1	$3	$4	$3	$7
U.S. Snacks	—	3	3	2	4	6
U.S. Specialty	—	1	1	—	1	1
North America Other	—	—	—	—	1	1
Europe	2	—	2	3	—	3
Latin America	—	—	—	—	—	—
Asia Pacific	—	—	—	—	—	—
Corporate	—	—	—	—	—	—

Total	$4	$5	$9	$9	$9	$18

2013 Variance - better(worse) than 2012
U.S. Morning Foods	$1	$—	$1	$2	$—	$2
U.S. Snacks	(1)	1	—	—	—	—
U.S. Specialty	(1)	1	—	(1)	—	(1)
North America Other	—	(1)	(1)	—	—	—
Europe	2	—	2	3	—	3
Latin America	—	—	—	—	—	—
Asia Pacific	—	—	—	(6)	—	(6)
Corporate	—	—	—	—	—	—

Total	$1	$1	$2	$(2)	$—	$(2)

*	Up-front costs are charges incurred by the Company which will result in future cash savings and/or reduced depreciation.

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Kellogg Company and Subsidiaries

Transaction and Integration Costs*

$ millions

	Quarter ended June 29, 2013					Year-to-date period ended June 29, 2013
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total
2013
U.S. Snacks	$—	$1	$7	$—	$8	$—	$1	$10	$—	$11
North America Other	—	—	—	—	—	1	—	—	—	1
Europe	—	1	2	—	3	—	4	7	—	11
Asia Pacific	1	—	2	—	3	2	1	5	—	8
Corporate	—	—	2	—	2	—	—	5	—	5

Total	$1	$2	$13	$—	$16	$3	$6	$27	$—	$36

	Quarter ended June 30, 2012					Year-to-date period ended June 30, 2012
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total
2012
U.S. Snacks	$—	$—	$1	$—	$1	$—	$—	$1	$—	$1
North America Other	—	—	—	—	—	—	—	—	—	—
Europe	—	—	7	—	7	—	—	7	—	7
Latin America	—	—	—	—	—	—	—	—	—	—
Asia Pacific	—	—	1	—	1	—	—	1	—	1
Corporate	—	—	22	5	27	—	—	22	5	27

Total	$—	$—	$31	$5	$36	$—	$—	$31	$5	$36

2013 Variance - better(worse) than 2012
U.S. Snacks	$—	$(1)	$(6)	$—	$(7)	$—	$(1)	$(9)	$—	$(10)
North America Other	—	—	—	—	—	(1)	—	—	—	(1)
Europe	—	(1)	5	—	4	—	(4)	—	—	(4)
Asia Pacific	(1)	—	(1)	—	(2)	(2)	(1)	(4)	—	(7)
Corporate	—	—	20	5	25	—	—	17	5	22

Total	$(1)	$(2)	$18	$5	$20	$(3)	$(6)	$4	$5	$—

*	Transaction and integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Pringles business.

No transaction costs were incurred during the quarter and year-to-date periods ended June 29, 2013.

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Kellogg Company and Subsidiaries

RECAST SEGMENT DATA AS SHOWN ON Q1 2013 PRESS RELEASE

2012 (millions)
	Quarter ended				Year-to-date period ended
	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012	June 30, 2012	September 29, 2012	December 29, 2012
Net Sales (Recast*)
U.S. Morning Foods	$897	$892	$903	$841	$1,789	$2,692	$3,533
U.S. Snacks	786	850	908	856	1,636	2,544	3,400
U.S. Specialty	348	252	264	257	600	864	1,121
North America Other	368	369	388	360	737	1,125	1,485

North America Total	2,399	2,363	2,463	2,314	4,762	7,225	9,539
Europe	538	613	685	691	1,151	1,836	2,527
Latin America	270	274	292	285	544	836	1,121
Asia Pacific	233	224	280	273	457	737	1,010

Consolidated	$3,440	$3,474	$3,720	$3,563	$6,914	$10,634	$14,197

Operating Profit (Recast*)
U.S. Morning Foods	$153	$178	$134	$123	$331	$465	$588
U.S. Snacks	123	121	117	115	244	361	476
U.S. Specialty	71	56	62	52	127	189	241
North America Other	70	70	67	58	140	207	265

North America Total	417	425	380	348	842	1,222	1,570
Europe	70	64	76	51	134	210	261
Latin America	51	48	36	32	99	135	167
Asia Pacific	33	17	29	6	50	79	85

Total Reportable Segments	571	554	521	437	1,125	1,646	2,083
Corporate	(44)	(35)	(8)	(434)	(79)	(87)	(521)

Consolidated	$527	$519	$513	$3	$1,046	$1,559	$1,562

*	During the first quarter of 2013, the Kashi operating segment was eliminated. The Kashi financial results have been recast between U.S. Morning Foods and U.S. Snacks.

2012 (millions)
	Quarter ended				Year-to-date period ended
	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012	June 30, 2012	September 29, 2012	December 29, 2012
Net Sales (As originally reported)
U.S. Morning Foods & Kashi	$941	$939	$946	$881	$1,880	$2,826	$3,707
U.S. Snacks	742	803	865	816	1,545	2,410	3,226
U.S. Specialty	348	252	264	257	600	864	1,121
North America Other	368	369	388	360	737	1,125	1,485

North America Total	2,399	2,363	2,463	2,314	4,762	7,225	9,539
Europe	538	613	685	691	1,151	1,836	2,527
Latin America	270	274	292	285	544	836	1,121
Asia Pacific	233	224	280	273	457	737	1,010

Consolidated	$3,440	$3,474	$3,720	$3,563	$6,914	$10,634	$14,197

Operating Profit (As originally reported)
U.S. Morning Foods & Kashi	$157	$181	$135	$122	$338	$473	$595
U.S. Snacks	119	118	116	116	237	353	469
U.S. Specialty	71	56	62	52	127	189	241
North America Other	70	70	67	58	140	207	265

North America Total	417	425	380	348	842	1,222	1,570
Europe	70	64	76	51	134	210	261
Latin America	51	48	36	32	99	135	167
Asia Pacific	33	17	29	6	50	79	85

Total Reportable Segments	571	554	521	437	1,125	1,646	2,083
Corporate	(44)	(35)	(8)	(434)	(79)	(87)	(521)

Consolidated	$527	$519	$513	$3	$1,046	$1,559	$1,562

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Comparable Operating Profit

	Quarter ended		Year-to-date period ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Reported Operating Profit	$570	$519	$1,073	$1,046
Mark-to-market(a)	(7)	—	(61)	(50)

Underlying Operating Profit(b)	$577	$519	$1,134	$1,096
Pringles integration costs	(16)	(31)	(36)	(31)

Comparable Operating Profit(c)	$593	$550	$1,170	$1,127

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2012, asset returns exceeded expectations by $211 million but discount rates fell almost 100 basis points for pension plans resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2012. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the first quarter of 2013. During the second quarter of 2013 there were no pension mark-to-market adjustments recorded to earnings. In 2011, asset returns were lower than expected by $471 million and discount rates declined resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2011. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. During the second quarter of 2012, there were no pension mark-to-market adjustments recorded in earnings. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Underlying Operating Profit excludes the impact of mark-to-market adjustments on pension plans and commodity contracts. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. Underlying operating profit for the quarters ended June 29, 2013 and June 30, 2012 includes postretirement benefit plan expense (income) of ($4) million and ($5) million, respectively. Underlying operating profit for the year-to-date periods ended June 29, 2013 and June 30, 2012 includes postretirement benefit plan expense (income) of ($8) million and ($10) million, respectively.
(c)	Comparable Operating Profit is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported EPS to Comparable EPS

	Quarter ended			Year-to-date period ended
	June 29, 2013	June 30, 2012	Change vs. prior year	June 29, 2013	June 30, 2012	Change vs. prior year
Reported EPS	$0.96	$0.90	6.7%	$1.81	$1.88	-3.7%
Mark-to-market(a)	(0.01)	—	-1.1%	(0.11)	(0.10)	-0.7%

Underlying EPS(b)	$0.97	$0.90	7.8%	$1.92	$1.98	-3.0%
Pringles Integration costs (net of one-time benefits)	(0.03)	(0.05)	2.5%	(0.07)	—	-3.5%

Comparable EPS(c)	$1.00	$0.95	5.3%	$1.99	$1.98	0.5%

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2012, asset returns exceeded expectations by $211 million but discount rates fell almost 100 basis points for pension plans resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2012. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the first quarter of 2013. During the second quarter of 2013 there were no pension mark-to-market adjustments recorded to earnings. In 2011, asset returns were lower than expected by $471 million and discount rates declined resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2011. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. During the second quarter of 2012, there were no pension mark-to-market adjustments recorded in earnings. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Underlying EPS is a non-GAAP measure that excludes the impact of pension and commodity mark-to-market adjustments.
(c)	Comparable EPS is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, and the impact of integration costs net of one-time benefits related to the acquisition of the Pringles business. One-time benefits in the first quarter of 2012 consisted of a gain on transaction-related hedging. Second quarter 2012 net one-time benefits included foreign exchange and tax rate benefits which were partially offset by a loss on transaction-related hedging.

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